Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-17079) of Quest Diagnostics Incorporated of our report dated June 24, 2008 relating to the financial statements of The Profit Sharing Plan of Quest Diagnostics Incorporated, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 26, 2008